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                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                 FORM 8-K



                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported): DECEMBER 9, 1996

                         Tollycraft Yacht Corporation
         (Exact name of registrant as specified in its charter)

                                  Nevada
             (State or other jurisdiction of incorporation)

      0-21087                                86-0849925
(Commission File Number)           (I.R.S. Employer Identification No.)


            2200 Clinton Avenue, Kelso, Washington  98626
    (Address of principal executive offices, including Zip Code)

                            (360) 423-5160
           (Registrant's telephone number, including Area Code)

   Tollycraft Yacht Corporation,  Minnesota,  I.R.S. # 41-1735422
    (Former name or former address, if changed since last report)

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Item 5. Other Events.

     Pursuant to the approval of the Board of Directors and Shareholders the 1996 Employee Stock Option Plan and the reservation of 15,000,000 common shares for issuance thereunder was adopted on December 9, 1996.

     On December 13, 1996, the Board of Directors adopted a 1:25 reverse split of the Registrant's common shares.

     Pursuant to the approval of the Board of Directors and Shareholders, effective December 29, 1996, all of the 2,200,000 (after giving effect to a 1:25 reverse split) issued andoutstanding common shares of Tollycraft Yacht Corporation, a Minnesota corporation ("Tollycraft-Minnesota"), were exchanged for an equivalent number of common shares of Tollycraft Yacht Corporation, a Nevada corporation ("Tollycraft-Nevada"). Tollycraft-Nevada corporation was formed on December 12, 1996, for the purpose of moving the domicile of the Company from Minnesota to Nevada. Prior to the exchange the Nevada corporation had 1,000 shares issued and outstanding, all of which were owned by Tollycraft-Minnesota, which thereby becomes the Registrant. All of the directors and officers remain the same.

Item 7. Financial Statements and Exhibits.

    (c) Exhibits

(2)  Plan of Merger and Exchange
(3.1) Articles of Incorporation
(3.2) Bylaws
(10) 1996 Employee Stock Option Plan


Item 9. Sales of Equity Securities Pursuant to Regulation S.

     On January 28, 1997, the Registrant authorized the sale of 500,000 common shares to EESTIINNOVATSIOONIPANK of Tallin, Estonia for $2,000,000 cash in a Regulation S transaction.

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                                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLYCRAFT YACHT CORPORATION
By: /s/ Peter D. Hobbs
 _____________________________
Peter D. Hobbs, Chairman

Dated:  February 5, 1997